Exhibit 99

NEWS

CONTACT:	Tom Marder
(301) 380-2553 thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2012 RESULTS

THIRD QUARTER HIGHLIGHTS

•	Diluted earnings per share (EPS) totaled $0.44, a 52 percent increase over prior year adjusted results;

•	During the third quarter, the company completed the sale of its equity interest in the Courtyard joint venture resulting in cash proceeds of $96 million and a $41 million pre-tax gain;

•

North America comparable company-operated REVPAR rose 7.0 percent in the third quarter. On a constant dollar basis, worldwide comparable systemwide REVPAR rose 6.0 percent and average daily rate rose 4.7 percent using constant dollars;

•

At the end of the third quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 120,000 rooms, not including the 8,100 rooms from the acquisition of the Gaylord brand and hotel management business;

•

Nearly 5,000 rooms opened during the quarter, including over 1,400 rooms converted from competitor brands and over 1,600 rooms in international markets. The company signed nearly 13,000 rooms in the third quarter;

•

Marriott repurchased 9.6 million shares of the company’s common stock for $353 million during the quarter. Year-to-date through the third quarter, the company repurchased 24.3 million shares for $903 million;

•	For comparable Marriott Hotels & Resorts properties in North America, group room revenue increased 8 percent in the third quarter compared to the year ago quarter.

BETHESDA, MD – October 3, 2012 - Marriott International, Inc. (NYSE: MAR) today reported third quarter 2012 results.

1

THIRD QUARTER 2012 RESULTS

Third quarter 2012 net income totaled $143 million, a 40 percent increase compared to third quarter 2011 adjusted net income. Diluted EPS totaled $0.44, a 52 percent increase from adjusted diluted EPS in the year-ago quarter. On July 11, 2012, the company forecasted third quarter diluted EPS of $0.39 to $0.41.

For the third quarter of 2011, the company reported a net loss of $179 million and reported diluted losses per share of $0.52. Adjusted net income and adjusted diluted EPS for the year-ago quarter excluded $349 million pretax ($281 million after-tax and $0.81 per diluted share) of timeshare spin-off adjustments totaling $321 million pretax and other charges totaling $28 million pretax. Timeshare spin-off adjustments included items such as the removal of timeshare business operating results and spin-off transaction costs, as well as the addition of license fees and other related items as if the spin-off had occurred on the first day of fiscal 2011. Other charges included an $18 million pretax impairment charge on an investment in equity securities and a $10 million pretax write-off related to one property whose owner filed for bankruptcy. See page A-1 for third quarter 2011 reported results, the timeshare spin-off adjustments, other charges and adjusted results.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “We were pleased with our third quarter performance. Pricing power continued to improve in the quarter as hotel occupancy levels approached prior peaks. Group revenue at comparable Marriott Hotels and Resorts in North America rose 8 percent in the third quarter with room rates up 3 percent. Transient REVPAR rose 6 percent with strong last-minute retail demand and reduced discounting.

“Looking ahead, we expect 2013 worldwide constant dollar REVPAR to increase at a mid single-digit rate despite moderate economic growth in many markets around the world. We are particularly bullish about our prospects in North America and expect North American systemwide REVPAR to increase 5 to 7 percent in 2013. In that market, negotiations for special corporate business are already underway and we are targeting room rates to increase at a high single-digit rate. Group revenue on the books for 2013 for the Marriott brand in North America is up over 7 percent with rates up nearly 4 percent.

2

“Worldwide we opened nearly 5,000 rooms during the quarter and signed 13,000 rooms. We are delighted to welcome the Gaylord brand and its five hotels located in Orlando, Nashville, Dallas and Washington, DC to our system in the fourth quarter. Across 14 lodging brands worldwide, our pipeline of hotels under development, under construction or pending conversion increased to over 120,000 rooms during the quarter. Around the world, we expect to add 28,000 rooms in 2012, 30,000 to 35,000 rooms in 2013 and 90,000 to 105,000 for the three-year period from 2012 to 2014. Our market share of hotels continues to grow around the world.”

For the 2012 third quarter, REVPAR for worldwide comparable systemwide properties increased 6.0 percent (a 4.6 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 6.3 percent in the third quarter of 2012, including a 4.9 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels and Autograph Collection Hotels) increased 6.8 percent with a 4.6 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 5.9 percent in the third quarter with a 5.0 percent increase in average daily rate.

International comparable systemwide REVPAR rose 5.0 percent (a 1.5 percent decline using actual dollars), including a 3.8 percent increase in average daily rate (a 2.6 percent decline using actual dollars) in the third quarter of 2012.

Marriott added 35 new properties (4,874 rooms) to its worldwide lodging portfolio in the 2012 third quarter, including the Renaissance Shanghai Caohejing, the Renaissance Istanbul Bosphorus and The Ritz-Carlton, Vienna. Thirteen properties (3,103 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,770 properties and timeshare resorts for a total of nearly 648,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled approximately 730 properties with over 120,000 rooms at quarter-end, not including the 8,100 Gaylord rooms joining the system in the fourth quarter.

3

MARRIOTT REVENUES totaled over $2.7 billion in the 2012 third quarter compared to adjusted revenues of $2.5 billion for the third quarter of 2011. Base management and franchise fees rose 9 percent over prior year adjusted levels to $283 million, reflecting higher REVPAR at existing hotels and fees from new hotels, as well as $7 million of deferred base management fees recognized in the quarter related to the sale of the Courtyard joint venture. Third quarter worldwide incentive management fees increased 24 percent to $36 million. In the third quarter, 28 percent of worldwide company-managed hotels earned incentive management fees compared to 24 percent in the year-ago quarter.

Worldwide comparable company-operated house profit margins increased 180 basis points in the third quarter. House profit margins for comparable company-operated properties outside North America increased 160 basis points and North American comparable company-operated house profit margins increased 200 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $26 million, compared to $35 million in the year-ago quarter. The $9 million decline reflected a $7 million decline in termination fees and a $2 million decrease in residential branding fees.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2012 third quarter declined 8 percent in the 2012 third quarter, to $132 million compared to adjusted expenses of $143 million in the 2011 third quarter. Third quarter 2012 expenses reflected a favorable litigation settlement, partially offset by higher legal expenses, netting to a favorable $5 million. In the prior year, expenses reflected the $5 million combined impact of the guarantee reserve for one hotel and the write-off of deferred contract acquisition costs.

GAINS AND OTHER INCOME totaled $36 million in the quarter, primarily reflecting the $41 million gain related to the sale of the Courtyard joint venture offset by a $7 million impairment charge on an investment.

INTEREST EXPENSE totaled $29 million in the third quarter, compared to adjusted interest expense of $32 million in the year-ago quarter. Capitalized interest totaled $7 million in the quarter, compared to $5 million in the year-ago quarter.

4

EBITDA totaled $284 million in the 2012 third quarter, a 27 percent increase over 2011 third quarter adjusted EBITDA of $223 million. See page A-9 for the EBITDA and adjusted EBITDA calculations.

BALANCE SHEET

At the end of the third quarter 2012, total debt was $2,509 million and cash balances totaled $105 million, compared to $2,171 million in debt and $102 million of cash at year-end 2011.

At the beginning of the fourth quarter, the company issued $350 million of Series L bonds due in 2022 with a 3.25 percent interest rate coupon. The company expects to use the net proceeds for general corporate purposes.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 329.3 million in the 2012 third quarter, compared to 356.8 million in the year-ago quarter.

The company repurchased 9.6 million shares of common stock in the third quarter at a cost of $353 million. Year-to-date through the third quarter, Marriott repurchased 24.3 million shares of its stock for $903 million. The remaining share repurchase authorization, as of September 7, 2012, totaled 16.2 million shares.

FOURTH QUARTER 2012 OUTLOOK

For the fourth quarter, the company expects comparable systemwide REVPAR on a constant dollar basis will increase 5 to 7 percent in North America, increase roughly 3 percent outside North America and improve 4 to 6 percent worldwide.

The company expects to add approximately 28,000 rooms worldwide for the full year 2012. The company also expects approximately 10,000 rooms will leave the system during the year.

5

	Fourth Quarter 2012	Full Year 2012

Total fee revenue	$445 million to $455 million	$1,406 million to $1,416 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx $55 million	Approx $164 million

General, administrative and other expenses	$200 million to $210 million	$639 million to $649 million

Operating income	$290 million to $310 million	$921 million to $941 million

Gains and other income	Approx $1 million	Approx $44 million

Net interest expense[1]	Approx $30 million	Approx $116 million

Equity in earnings (losses)	Approx $(5) million	Approx $(15) million

Earnings per share	$0.52 to $0.56	$1.68 to $1.72

Tax rate		33.0 percent

[1]	Net of interest income

The company expects investment spending in 2012 will total approximately $850 million to $950 million, including approximately $100 million for maintenance capital spending. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs (including the $210 million payment associated with the Gaylord transaction), and equity and other investments. Assuming this level of investment spending, approximately $1.1 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2012 EBITDA will total $1,129 million to $1,149 million, a 14 to 16 percent increase over the prior year’s adjusted EBITDA. Adjusted EBITDA for full year 2011 totaled $992 million and is shown on page A-10.

The company will report its 2013 results on a calendar basis, with fiscal quarters ending on March 31, June 30, September 30 and December 31. Prior year periods will not be restated or reported on a pro forma basis for the change in calendar.

Marriott International, Inc. (NYSE: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 4, 2012 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until October 4, 2013.

6

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 24533249. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, October 4, 2012 until 8 p.m. ET, Thursday, October 11, 2012. To access the replay, call 404-537-3406. The conference ID for the recording is 24533249.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of October 3, 2012. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NYSE: MAR) is a leading lodging company based in Bethesda, Maryland, USA with more than 3,700 properties in 74 countries and territories and reported revenues of over $12 billion in fiscal year 2011. The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including Marriott Hotels & Resorts, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Gaylord Hotels, Autograph Collection, AC Hotels by Marriott, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott, and The Ritz-Carlton Destination Club. There are approximately 300,000 employees at headquarters, managed and franchised properties. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

7

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 3, 2012

TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Total Lodging Products	A-4
Key Lodging Statistics	A-5
EBITDA and Adjusted EBITDA	A-9
EBITDA and Adjusted EBITDA Full Year Forecast	A-10
Adjusted Operating Income Margin and EBITDA Margin Excluding Adjusted Reimbursed Costs	A-11
Non-GAAP Financial Measures	A-12

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

THIRD QUARTER 2012 AND 2011

(in millions, except per share amounts)

	As Reported 12 Weeks Ended September 7, 2012	As Reported 12 Weeks Ended September 9, 2011	Timeshare Spin-off Adjustments[11]	Other Charges	As Adjusted 12 Weeks Ended September 9, 2011**	Percent Better (Worse) 2012 vs. Adjusted 2011

REVENUES
Base management fees	$134	$136	$(16)	$—	$120	12
Franchise fees	149	124	15	—	139	7
Incentive management fees	36	29	—	—	29	24
Owned, leased, corporate housing and other revenue[1]	200	254	—	—	254	(21)
Timeshare sales and services[2]	—	286	(286)	—	—	—
Cost reimbursements[3]	2,210	2,045	(68)	—	1,977	12

Total Revenues	2,729	2,874	(355)	—	2,519	8

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	174	219	—	—	219	21
Timeshare - direct	—	250	(250)	—	—	—
Timeshare strategy - impairment charges[5]	—	324	(324)	—	—	—
Reimbursed costs	2,210	2,045	(68)	—	1,977	(12)
General, administrative and other[6]	132	180	(27)	(10)	143	8

Total Expenses	2,516	3,018	(669)	(10)	2,339	(8)

OPERATING INCOME (LOSS)	213	(144)	314	10	180	18

Gains (losses) and other income[7]	36	(16)	1	18	3	1,100
Interest expense	(29)	(39)	7	—	(32)	9
Interest income	3	2	3	—	5	(40)
Equity in losses[8]	(1)	(2)	(4)	—	(6)	83

INCOME (LOSS) BEFORE INCOME TAXES	222	(199)	321	28	150	48

(Provision) benefit for income taxes	(79)	20	(57)	(11)	(48)	(65)

NET INCOME (LOSS)	$143	$(179)	$264	$17	$102	40

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share[9]	$0.45	$(0.52)	$0.76	$0.05	$0.30	50

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share[9]	$0.44	$(0.52)	$0.76	$0.05	$0.29	52

Basic Shares	319.4	345.4	345.4	345.4	345.4
Diluted Shares[10]	329.3	345.4	345.4	345.4	356.8

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

THIRD QUARTER YEAR-TO-DATE 2012 AND 2011

(in millions, except per share amounts)

	As Reported 36 Weeks Ended September 7, 2012	As Reported 36 Weeks Ended September 9, 2011	Timeshare Spin-off Adjustments[11]	Other Charges	As Adjusted 36 Weeks Ended September 9, 2011**	Percent Better (Worse) 2012 vs. Adjusted 2011

REVENUES
Base management fees	$399	$419	$(44)	$—	$375	6
Franchise fees	420	347	44	—	391	7
Incentive management fees	142	121	—	—	121	17
Owned, leased, corporate housing and other revenue[1]	681	727	—	—	727	(6)
Timeshare sales and services[2]	—	850	(850)	—	—	—
Cost reimbursements[3]	6,415	6,160	(210)	—	5,950	8

Total Revenues	8,057	8,624	(1,060)	—	7,564	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	572	643	—	—	643	11
Timeshare - direct	—	720	(720)	—	—	—
Timeshare strategy - impairment charges[5]	—	324	(324)	—	—	—
Reimbursed costs	6,415	6,160	(210)	—	5,950	(8)
General, administrative and other[6]	439	498	(64)	(10)	424	(4)

Total Expenses	7,426	8,345	(1,318)	(10)	7,017	(6)

OPERATING INCOME	631	279	258	10	547	15

Gains (losses) and other income[7]	43	(11)	—	18	7	514
Interest expense	(96)	(117)	24	—	(93)	(3)
Interest income	10	9	8	—	17	(41)
Equity in losses[8]	(10)	(6)	(4)	—	(10)	—

INCOME BEFORE INCOME TAXES	578	154	286	28	468	24

Provision for income taxes	(188)	(97)	(44)	(11)	(152)	(24)

NET INCOME	$390	$57	$242	$17	$316	23

EARNINGS PER SHARE - Basic
Earnings per share[9]	$1.19	$0.16	$0.68	$0.05	$0.89	34

EARNINGS PER SHARE - Diluted
Earnings per share[9]	$1.16	$0.15	$0.65	$0.05	$0.85	36

Basic Shares	327.0	356.5	356.5	356.5	356.5
Diluted Shares	337.5	369.8	369.8	369.8	369.8

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

**		Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, other revenue and revenue from our former corporate housing business through the sale date of April 30, 2012.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our former corporate housing business through the sale date of April 30, 2012.
[5]	–	Reflects the following 2011 third quarter impairments: inventory $256 million, land $62 million, and other impairments $6 million, all of which are allocated to the Timeshare segment.
[6]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[7]	–	Gains (losses) and other income includes gains and losses on the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[8]	–	Equity in losses includes our equity in earnings or losses of unconsolidated equity method joint ventures.
[9]	–	Earnings per share plus adjustment items may not equal earnings per share as adjusted due to rounding.
[10]	–	Basic and fully diluted weighted average shares outstanding used to calculate earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.
[11]	–	We present our adjusted consolidated statements of income as if the Timeshare spin-off had occurred on January 1, 2011.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS1

	Number of Properties			Number of Rooms/Suites
Brand	September 7, 2012	September 9, 2011	vs. September 9, 2011	September 7, 2012	September 9, 2011	vs. September 9, 2011

Domestic Full-Service
Marriott Hotels & Resorts	350	355	(5)	141,178	143,579	(2,401)
Renaissance Hotels	79	78	1	28,597	28,446	151
Autograph Collection	22	16	6	6,298	4,860	1,438
Domestic Limited-Service
Courtyard	812	802	10	114,173	112,578	1,595
Fairfield Inn & Suites	677	663	14	61,326	60,010	1,316
SpringHill Suites	296	283	13	34,671	33,234	1,437
Residence Inn	601	597	4	72,514	72,067	447
TownePlace Suites	205	197	8	20,499	19,770	729
International
Marriott Hotels & Resorts	202	202	—	62,133	62,404	(271)
Renaissance Hotels	76	74	2	24,596	23,740	856
Autograph Collection	6	4	2	676	496	180
Courtyard	109	104	5	21,318	20,496	822
Fairfield Inn & Suites	13	11	2	1,568	1,361	207
SpringHill Suites	2	2	—	299	299	—
Residence Inn	23	18	5	3,229	2,559	670
TownePlace Suites	2	1	1	278	105	173
Marriott Executive Apartments	24	22	2	3,846	3,562	284
Luxury
The Ritz-Carlton - Domestic	39	39	—	11,587	11,587	—
The Ritz-Carlton - International	41	38	3	12,295	11,503	792
Bulgari Hotels & Resorts	3	2	1	202	117	85
Edition	1	1	—	78	78	—
The Ritz-Carlton Residential	35	31	4	3,927	3,780	147
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Unconsolidated Joint Ventures
AC Hotels by Marriott	79	75	4	8,736	7,944	792
Autograph Collection	5	4	1	348	277	71
Timeshare[2]	64	71	(7)	12,932	13,018	(86)

Total	3,770	3,694	76	647,883	638,449	9,434

[1]

Total Lodging Products as of September 9, 2011 does not include 2,165 ExecuStay corporate housing rental units. We had no ExecuStay corporate housing rental units as of September 7, 2012 because we completed the sale of our corporate housing business during the second quarter of 2012.

[2]	Reported 2012 Timeshare properties and rooms/suites are not comparable to 2011 data due to a change in reporting methodology as a result of the Timeshare spin-off.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended August 31, 2012 and August 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$126.98	6.7%	72.8%	0.9%	pts.	$174.36	5.4%
Europe	$131.22	4.9%	77.4%	-0.6%	pts.	$169.46	5.8%
Middle East & Africa	$71.30	12.2%	58.8%	3.8%	pts.	$121.19	5.0%
Asia Pacific	$90.61	7.8%	71.8%	1.8%	pts.	$126.19	5.1%

Regional Composite[2]	$110.95	6.4%	73.3%	0.8%	pts.	$151.44	5.2%

International Luxury[3]	$195.74	5.5%	63.2%	1.8%	pts.	$309.85	2.5%

Total International[4]	$120.41	6.2%	72.1%	0.9%	pts.	$166.93	4.9%

Worldwide[5]	$114.64	6.7%	74.0%	1.1%	pts.	$155.02	5.1%

Comparable Systemwide International Properties[1]
	Three Months Ended August 31, 2012 and August 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$111.30	3.0%	70.4%	0.6%	pts.	$158.17	2.1%
Europe	$125.53	3.8%	76.8%	-0.7%	pts.	$163.37	4.7%
Middle East & Africa	$70.36	13.0%	59.3%	4.4%	pts.	$118.74	4.7%
Asia Pacific	$97.82	6.8%	71.9%	1.9%	pts.	$136.11	4.0%

Regional Composite[2]	$110.19	4.9%	72.9%	0.7%	pts.	$151.24	3.8%

International Luxury[3]	$195.74	5.5%	63.2%	1.8%	pts.	$309.85	2.5%

Total International[4]	$117.83	5.0%	72.0%	0.8%	pts.	$163.67	3.8%

Worldwide[6]	$100.40	6.0%	74.6%	0.9%	pts.	$134.59	4.7%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for June through August. International includes properties located outside the United States and Canada, except for Worldwide which also includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the three calendar months ended August 31, 2012 and August 31, 2011, and the United States statistics for the twelve weeks ended September 7, 2012 and September 9, 2011. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

[6]	In addition to the brands listed in Note 5, also includes the Autograph Collection brand.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Eight Months Ended August 31, 2012 and August 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$142.93	8.5%	74.2%	1.5%	pts.	$192.74	6.3%
Europe	$122.47	3.6%	72.1%	-0.4%	pts.	$169.96	4.1%
Middle East & Africa	$78.49	8.1%	59.5%	5.1%	pts.	$131.96	-1.1%
Asia Pacific	$94.63	10.8%	71.9%	4.4%	pts.	$131.55	4.1%

Regional Composite[2]	$111.40	6.8%	71.3%	2.0%	pts.	$156.32	3.8%

International Luxury[3]	$215.43	6.8%	63.0%	0.9%	pts.	$342.23	5.2%

Total International[4]	$123.01	6.8%	70.3%	1.9%	pts.	$174.88	3.9%

Worldwide[5]	$115.86	6.5%	72.1%	1.6%	pts.	$160.77	4.2%

Comparable Systemwide International Properties[1]
	Eight Months Ended August 31, 2012 and August 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$124.14	5.9%	70.9%	1.0%	pts.	$175.00	4.3%
Europe	$117.07	3.3%	70.9%	-0.2%	pts.	$165.07	3.7%
Middle East & Africa	$76.93	8.8%	59.8%	5.3%	pts.	$128.63	-0.9%
Asia Pacific	$99.49	10.1%	71.7%	4.3%	pts.	$138.80	3.5%

Regional Composite[2]	$109.81	6.0%	70.4%	1.8%	pts.	$155.99	3.2%

International Luxury[3]	$215.43	6.8%	63.0%	0.9%	pts.	$342.23	5.2%

Total International[4]	$119.25	6.1%	69.7%	1.8%	pts.	$171.02	3.4%

Worldwide[6]	$97.89	6.5%	71.7%	1.6%	pts.	$136.51	4.2%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for January through August. International includes properties located outside the United States and Canada, except for Worldwide which also includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the eight calendar months ended August 31, 2012 and August 31, 2011, and the United States statistics for the thirty six weeks ended September 7, 2012 and September 9, 2011. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

[6]	In addition to the brands listed in Note 5, also includes the Autograph Collection brand.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twelve Weeks Ended September 7, 2012 and September 9, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$122.60	7.2%	75.5%	1.8%	pts.	$162.27	4.7%
Renaissance Hotels	$116.74	8.8%	75.3%	2.1%	pts.	$155.07	5.7%
Composite North American Full-Service	$121.75	7.4%	75.5%	1.8%	pts.	$161.23	4.9%
The Ritz-Carlton[2]	$204.30	7.2%	71.2%	1.4%	pts.	$286.85	5.1%
Composite North American Full-Service & Luxury	$130.83	7.4%	75.0%	1.8%	pts.	$174.36	4.9%
Residence Inn	$100.05	6.8%	80.4%	0.9%	pts.	$124.37	5.6%
Courtyard	$82.46	5.2%	71.3%	-0.4%	pts.	$115.70	5.7%
TownePlace Suites	$66.65	4.0%	79.1%	-0.4%	pts.	$84.30	4.6%
SpringHill Suites	$75.31	12.1%	75.8%	6.1%	pts.	$99.38	3.1%
Composite North American Limited-Service	$86.03	6.1%	74.4%	0.4%	pts.	$115.60	5.5%
Composite - All	$112.02	7.0%	74.8%	1.2%	pts.	$149.80	5.3%

Comparable Systemwide North American Properties[1]
	Twelve Weeks Ended September 7, 2012 and September 9, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$109.89	6.7%	73.0%	1.6%	pts.	$150.51	4.4%
Renaissance Hotels	$104.59	7.0%	73.5%	1.2%	pts.	$142.27	5.3%
Autograph Collection Hotels[2]	$132.12	5.2%	77.3%	3.2%	pts.	$170.94	0.9%
Composite North American Full-Service	$109.28	6.7%	73.1%	1.5%	pts.	$149.43	4.5%
The Ritz-Carlton[2]	$204.30	7.2%	71.2%	1.4%	pts.	$286.85	5.1%
Composite North American Full-Service & Luxury	$115.41	6.8%	73.0%	1.5%	pts.	$158.07	4.6%
Residence Inn	$101.45	5.3%	82.4%	0.3%	pts.	$123.12	4.9%
Courtyard	$87.72	5.9%	73.7%	0.6%	pts.	$119.00	5.1%
Fairfield Inn & Suites	$71.51	6.3%	73.7%	0.8%	pts.	$96.97	5.1%
TownePlace Suites	$70.63	4.9%	78.2%	-0.4%	pts.	$90.26	5.5%
SpringHill Suites	$80.22	7.5%	75.9%	2.1%	pts.	$105.67	4.6%
Composite North American Limited-Service	$85.95	5.9%	76.4%	0.7%	pts.	$112.54	5.0%
Composite - All	$96.74	6.3%	75.1%	1.0%	pts.	$128.73	4.9%

[1]	Statistics include only properties located in the United States.
[2]	Statistics for The Ritz-Carlton and Autograph Collection are for June through August.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Thirty-six Weeks Ended September 7, 2012 and September 9, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$125.10	6.5%	73.9%	2.1%	pts.	$169.31	3.5%
Renaissance Hotels	$124.33	8.6%	75.1%	2.8%	pts.	$165.65	4.5%
Composite North American Full-Service	$124.99	6.8%	74.1%	2.2%	pts.	$168.77	3.6%
The Ritz-Carlton[2]	$228.37	6.9%	71.7%	0.8%	pts.	$318.63	5.7%
Composite North American Full-Service & Luxury	$135.21	6.9%	73.8%	2.1%	pts.	$183.15	3.8%
Residence Inn	$94.42	4.6%	76.4%	0.1%	pts.	$123.56	4.6%
Courtyard	$80.05	5.5%	68.9%	0.5%	pts.	$116.27	4.8%
TownePlace Suites	$60.46	7.4%	72.9%	1.2%	pts.	$82.92	5.7%
SpringHill Suites	$74.18	7.5%	71.4%	3.3%	pts.	$103.87	2.6%
Composite North American Limited-Service	$82.72	5.5%	71.3%	0.6%	pts.	$115.97	4.5%
Composite - All	$112.95	6.4%	72.8%	1.5%	pts.	$155.23	4.3%

Comparable Systemwide North American Properties[1]
	Thirty-six Weeks Ended September 7, 2012 and September 9, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$111.07	6.7%	71.2%	1.9%	pts.	$156.01	3.8%
Renaissance Hotels	$107.92	7.2%	72.3%	1.6%	pts.	$149.28	4.8%
Autograph Collection Hotels[2]	$131.61	5.9%	76.1%	3.3%	pts.	$173.05	1.3%
Composite North American Full-Service	$110.76	6.7%	71.4%	1.9%	pts.	$155.10	3.9%
The Ritz-Carlton[2]	$228.37	6.9%	71.7%	0.8%	pts.	$318.63	5.7%
Composite North American Full-Service & Luxury	$117.53	6.8%	71.4%	1.8%	pts.	$164.55	4.0%
Residence Inn	$94.36	4.8%	78.2%	0.5%	pts.	$120.64	4.2%
Courtyard	$83.38	6.5%	70.5%	1.3%	pts.	$118.33	4.5%
Fairfield Inn & Suites	$64.82	8.1%	68.7%	2.0%	pts.	$94.28	4.9%
TownePlace Suites	$66.10	6.8%	74.1%	1.0%	pts.	$89.25	5.3%
SpringHill Suites	$75.40	7.9%	72.3%	2.7%	pts.	$104.32	3.9%
Composite North American Limited-Service	$80.40	6.4%	72.4%	1.4%	pts.	$110.98	4.4%
Composite - All	$93.90	6.6%	72.1%	1.5%	pts.	$130.28	4.3%

[1]	Statistics include only properties located in the United States.
[2]	Statistics for The Ritz-Carlton and Autograph Collection are for January through August.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2012
	First Quarter	Second Quarter	Third Quarter	Total Year to Date
Net Income	$104	$143	$143	$390
Interest expense	33	34	29	96
Tax provision	43	66	79	188
Depreciation and amortization	29	38	33	100
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(3)	(11)
Interest expense from unconsolidated joint ventures	4	4	1	9
Depreciation and amortization from unconsolidated joint ventures	6	8	2	16

EBITDA **	$215	$289	$284	$788

Increase over 2011 Adjusted EBITDA	9%	13%	27%	17%

	Fiscal Year 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income (loss)	$101	$135	$(179)	$141	$198
Interest expense	41	37	39	47	164
Tax provision (benefit)	51	66	(20)	61	158
Depreciation and amortization	35	41	40	52	168
Less: Depreciation reimbursed by third-party owners	(4)	(3)	(4)	(4)	(15)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	6	7	7	10	30

EBITDA **	234	287	(112)	312	721

Timeshare Spin-off Adjustments
Net Income	(13)	(9)	264	18	260
Interest expense	(9)	(8)	(7)	(5)	(29)
Tax provision (benefit)	(8)	(5)	57	(4)	40
Depreciation and amortization	(7)	(9)	(7)	(5)	(28)

Total Timeshare Spin-off Adjustments	(37)	(31)	307	4	243

Other charges	—	—	28	—	28

Total other charges	—	—	28	—	28

Adjusted EBITDA **	$197	$256	$223	$316	$992

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

FULL YEAR EBITDA AND ADJUSTED EBITDA

FORECASTED 2012

($ in millions)

	Range
	Estimated EBITDA Full Year 2012		As Adjusted 52 Weeks Ended December 30, 2011 **
Net Income	$560	$573	$475
Interest expense	135	135	135
Tax provision	274	281	209
Depreciation and amortization	145	145	140
Less: Depreciation reimbursed by third-party owners	(15)	(15)	(15)
Interest expense from unconsolidated joint ventures	10	10	18
Depreciation and amortization from unconsolidated joint ventures	20	20	30

EBITDA **	$1,129	$1,149	$992

Increase over 2011 Adjusted EBITDA	14%	16%

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME AND EBITDA MARGIN EXCLUDING ADJUSTED REIMBURSED COSTS

THIRD QUARTER 2012 AND 2011

($ in millions)

	Third Quarter 2012	Third Quarter 2011
Adjusted operating income margin
Operating income (loss)	$213	$(144)
Timeshare spin-off adjustments, operating income impact	—	314
Add Back: Other charges, operating income impact	—	10

Operating income, as adjusted **	$213	$180

Total revenues as reported	$2,729	$2,874
Timeshare spin-off adjustments	—	(355)

Total revenues, as adjusted **	2,729	2,519
Less: adjusted cost reimbursements **	(2,210)	(1,977)

Total revenues as adjusted and excluding cost reimbursements **	$519	$542

Adjusted operating income margin, excluding cost reimbursements **	41%	33%

EBITDA **	$284

EBITDA Margin **	55%

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures that Reflect the Timeshare Spin-off as if it had Occurred on the First Day of 2011. (“Timeshare Spin-off Adjustments”). On November 21, 2011 we completed a spin-off of our timeshare operations and timeshare development business through a special tax-free dividend to our shareholders of all of the issued and outstanding common stock of our wholly owned subsidiary Marriott Vacations Worldwide Corporation (“MVW”).

Because of our significant continuing involvement in MVW’s ongoing operations (by virtue of our license and other agreements with MVW), we continue to include our former Timeshare segment’s historical financial results for periods before the spin-off date in our historical financial results as a component of continuing operations. Under the license agreements we receive license fees consisting of a fixed annual fee of $50 million (subject to a periodic inflation adjustment), plus two percent of the gross sales price paid to MVW for initial developer sales of interests in vacation ownership units and residential real estate units and one percent of the gross sales price paid to MVW for resale of interests in vacation ownership units and residential real estate units, in each case that are identified with or use the Marriott or Ritz-Carlton marks.

In order to perform year-over-year comparisons on a comparable basis, management evaluates non-GAAP measures that, for certain periods prior to the spin-off date, assume the spin-off had occurred on the first day of 2011. The Timeshare Spin-off Adjustments remove the results of our former Timeshare segment, assume payment by MVW of estimated license fees ($14 million, $15 million, $15 million, and $16 million for the 2011 first through fourth quarters, respectively) and remove the unallocated spin-off transaction costs ($1 million, $3 million, $8 million, and $22 million for the 2011 first through fourth quarters, respectively). We have also included certain corporate items not previously allocated to our former Timeshare segment in the Timeshare Spin-off Adjustments. Timeshare Spin-off Adjustments totaled ($21) million pre-tax (($13) million after-tax), ($14) million pre-tax (($9) million after-tax), $321 million pre-tax ($264 million after-tax), and $14 million pre-tax ($18 million after-tax) for the 2011 first through fourth quarters, respectively.

We provide adjusted measures that reflect Timeshare Spin-off Adjustments for illustrative and informational purposes only. These adjusted measures are not necessarily indicative of, and we do not purport that they represent, what our operating results would have been had the spin-off actually occurred on the first day of 2011. This information also does not reflect certain financial and operating benefits we expect to realize as a result of the spin-off.

Adjusted Measures That Exclude Other Charges. Management evaluates non-GAAP measures that exclude certain 2011 charges because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

2011 Other Charges. We recorded charges of $28 million pre-tax ($17 million after-tax) in the 2011 third quarter, which included an $18 million other-than-temporary impairment of an investment in marketable securities (not allocated to any of our segments) recorded in the “(Losses) gains and other income” caption of our Income Statement and a $10 million charge related to the impairment of deferred contract acquisition costs and an accounts receivable reserve, both of which were associated with a Luxury segment property whose owner filed for bankruptcy and recorded in the “General, administrative, and other” caption of our Income Statement.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES (cont.)

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) is a financial measure that is not prescribed or authorized by United States generally accepted accounting principles (“GAAP”), which reflects earnings excluding the impact of interest expense, provision for income taxes, and depreciation and amortization. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA further excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of operating performance. Our Adjusted EBITDA reflects the following items, each of which we describe more fully above: (1) Timeshare Spin-off Adjustments; and (2) an adjustment for $28 million of other charges for 2011. We use Adjusted EBITDA to make period-over-period comparisons of our ongoing core operations before material charges and to facilitate our comparison of results from our ongoing operations before material charges with results from other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do or may not calculate them at all, limiting EBITDA’s and Adjusted EBITDA’s usefulness as comparative measures. We provide Adjusted EBITDA for illustrative and informational purposes only and this measure is not necessarily indicative of and we do not purport that it represents what our operating results would have been had the Timeshare spin-off occurred on the first day of 2011. This information also does not reflect certain financial and operating benefits we expect to realize as a result of the spin-off.

Adjusted Operating Income Margin and EBITDA Margin Excluding Adjusted Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider total revenues as adjusted for Timeshare Spin-off Adjustments and operating income as adjusted for the operating income impact of Timeshare Spin-off Adjustments and Other Charges meaningful for the reasons noted above. In calculating adjusted operating income margin and EBITDA margin we consider total revenues as adjusted to further exclude cost reimbursements and therefore, adjusted operating income margin and EBITDA margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue, operating income margin, and EBITDA margin that impacts operating income and net income.